As filed with the Securities and Exchange Commission on October 27,1999

                                                       Registration No. 333-9809


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                                  MCY.COM, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                        87-0561634
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                         Identification No.)

    1133 Avenue of the Americas, 28th Floor
    New York, New York                                            10036
    (Address of Principal Executive Offices)                   (Zip Code)

          MCY.COM, INC. AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
                            (Full title of the plan)

             Bernhard Fritsch, President and Chief Executive Officer
                                  MCY.com, Inc.
                     1133 Avenue of the Americas, 28th Floor
                            New York, New York 10036

                     (Name and address of agent for service)

                                 (212) 944-6664
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                              Martin Eric Weisberg
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6050

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                                          PROPOSED        PROPOSED
TITLE OF                                                  MAXIMUM         MAXIMUM
EACH CLASS                           AMOUNT OF            OFFERING        AGGREGATE       AMOUNT OF
OF SECURITIES                        SHARES TO BE         PRICE PER       OFFERING        REGISTRATION
TO BE REGISTERED                     REGISTERED(1)(3)     SHARE (2)       PRICE  (2)      FEE (2)
------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
per share                             375,450                (2)          $1,075,050       $ 299
------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), all additional securities resulting from anti-dilution adjustments, if any, under the MCY.com, Inc. Amended and Restated 1999 Stock Incentive Plan (the "Plan") shall also be deemed covered.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee based upon the prices at which the options may be exercised: (i) 86,700 underlying shares of common stock at an exercise price of $ 1.50 per share; (ii) 281,250 underlying shares of common stock at an exercise price of $ 3.20 per share; and (iii) 7,500 underlying shares of common stock at an exercise price of $ 6.00 per share.

(3) The total number of shares of common stock authorized to be issued under the Plan is 15,000,000 shares of common stock.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by us with the Securities and Exchange Commission (File No. 333-9809) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated by reference:

                  (a) Our annual report on Form 10-KSB for the fiscal year ended December 31, 1998;

                  (b) Our quarterly reports on Form 10-QSB for the fiscal quarters ended March 31, 1999 and June 30, 1999 and our current reports on Form 8-KSB dated October 13, 1999 (date of earliest event reported) and dated August 2, 1999 (date of earliest event reported);

         All documents filed by us after the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         We are registering shares of the common stock, par value of $0.001 per share. Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that, subject to the rights of the holders of our Series I Voting Preferred Stock as discussed below, the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors.

         Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have pre-emptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

         Our amended and restated certificate of incorporation also provides that the holders of our Series I Voting Preferred Stock are entitled to vote with the holders of our common stock on all matters, except that holders of our Series I Voting Preferred Stock are entitled to one hundred votes for each share of Series I Voting Preferred Stock held. Except for these voting rights, holders of our Series I Voting Preferred Stock are not entitled to any liquidation, dividend, conversion or other rights.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article VII of our amended and restated certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, none of our directors shall be personally liable to us or to our stockholders for or with respect to any acts or omissions in the performance of his or her duties as one of our directors. If Article VII of our amended and restated certificate of incorporation is amended or repealed, the amendment or repeal will not eliminate or reduce the effect of any right or protection of our directors that existed immediately prior to such amendment or repeal.

         Our by-laws, as amended, provide that we shall indemnify our officers, directors and employees. The rights to indemnity continue if even a person has ceased to be a director, officer, employee or agent and shall inure to the benefit of the person's heirs, executors and administrators. In addition, we shall pay for any expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers unless such officer, director or employee is adjudged liable for negligence or misconduct in performing his or her duties. If we do not pay in full the claim for indemnification of any such officer, director or employee within thirty days after we receive the written claim, the claimant may at any time thereafter sue us to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. We may, by action of our board of directors, indemnify our employees and agents with the same scope and effect as the foregoing indemnification of our directors and officers.

         We maintain directors and officers liability insurance coverage with a $10,000,000 annual aggregate limit of liability. National Union Fire Insurance Company provides us with a primary $ 2,000,000 layer while Royal Insurance Company provides us with a $ 3,000,000 layer in excess of the National Union policy. TIG

Insurance Company provides us with a $ 5,000,000 layer in excess over the National Union and Royal Insurance policies. All of these policies expire on July 15, 2000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number        Description
-------       -----------

4.1           Amended and Restated Certificate of Incorporation. (1)

4.2           By-Laws, as amended. (2)

5.1           Opinion of Parker Chapin Flattau & Klimpl, LLP. (3)

23.1          Consent of Pritchett, Siler & Hardy, P.C., Certified Public
              Accountants. (3)

23.2          Consent of Richard A. Eisner & Company, LLP. (3)

23.3          Consent of Parker Chapin Flattau & Klimpl, LLP (included in
              Exhibit 5.1).

24.1          Powers of Attorney of Directors and Certain Officers of the
              Registrant.(4).

99.1          MCY.com, Inc. Amended and Restated 1999 Stock Incentive Plan. (5)

99.2 Form of Award Agreement ("Stock Option Agreement") under the MCY.com, Inc. Amended and Restated 1999 Stock Incentive Plan (3)

--------------

(1) Incorporated by reference from our current report on Form 8-K dated August 2, 1999 (date of earliest event reported).

(2) Incorporated by reference from Exhibit 3.3 to our registration statement on Form SB-2 as filed with the Securities and Exchange Commission ("SEC") on August 9, 1996, SEC File No. 333- 9809.

(3)  Filed herewith.

(4) Filed herewith as part of the signature page to this registration statement.

(5) Incorporated by reference from Exhibit 10.0 to our current report on Form 8-K dated October 13, 1999 (date of earliest event reported) as filed with the SEC on October 15, 1999, SEC File No. 333-9809.

ITEM 9.           UNDERTAKINGS.

                  We undertake to do the following:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To   include   any  prospectus  required  by
                                    Section  10(a)(3)  of the Securities Act  of
                                    1933, as amended;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports that we file pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered by such registration statement, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  We undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered in such registration statement, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering.

                  Regarding  whether  indemnification  for  liabilities  arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the provisions described under Item 6 above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of October, 1999.

                                         MCY.com, Inc.

                                                  /s/ Bernard Fritsch
                                         By:  __________________________________
                                              Name:   Bernhard Fritsch
                                              Title:  President and Chief
                                                      Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernhard Fritsch with the power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 27th day of October, 1999.

         Signature                 Title
         ---------                 -----

   /s/ Bernhard Fritsch
___________________________        Chairman of the Board of Directors, Chief
Name:  Bernhard Fritsch            Executive Officer, President and Director


   /s/ Lisa Short
___________________________        Secretary
Name:  Lisa Short


   /s/ Hubertus von Hesse
___________________________        Director
Name:  Hubertus von Hesse

                                  EXHIBIT INDEX

Exhibit
Number        Description
-------       -----------

4.1           Amended and Restated Certificate of Incorporation. (1)

4.2           By-Laws, as amended. (2)

5.1           Opinion of Parker Chapin Flattau & Klimpl, LLP. (3)

23.1          Consent of Pritchett, Siler & Hardy, P.C., Certified Public
              Accountants. (3)

23.2          Consent of Richard A. Eisner & Company, LLP. (3)

23.3          Consent of Parker Chapin Flattau & Klimpl, LLP (included in
              Exhibit 5.1).

24.1          Powers of Attorney of Directors and Certain Officers of the
              Registrant.(4).

99.1          MCY.com, Inc. Amended and Restated 1999 Stock Incentive Plan. (5)

99.2 Form of Award Agreement ("Stock Option Agreement") under the MCY.com, Inc. Amended and Restated 1999 Stock Incentive Plan (3)

----------------------

(1) Incorporated by reference from our current report on Form 8-K dated August 2, 1999 (date of earliest event reported).

(2) Incorporated by reference from Exhibit 3.3 to our registration statement on Form SB-2 as filed with the Securities and Exchange Commission ("SEC") on August 9, 1996, SEC File No. 333- 9809.

(3)  Filed herewith.

(4) Filed herewith as part of the signature page to this registration statement.

(5) Incorporated by reference from Exhibit 10.0 to our current report on Form 8-K dated October 13, 1999 (date of earliest event reported) as filed with the SEC on October 15, 1999, SEC File No. 333-9809.

                                                                    EXHIBIT 5.1


                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                               COUNSELLORS AT LAW
                           1211 Avenue of the Americas
                             New York, NY 10036-8735
                                 (212) 704-6000
                                  Cable LawPark
                               Fax (212) 704-6288
                                  Telex 640367


                                                             175 Great Neck Road
                                                           Great Neck, NY  11021
                                                                  (516) 482-4422
                                                              Fax (516) 482-4469


                                October 26, 1999


MCY.com, Inc.
1133 Avenue of the Americas
New York, New York 10036

              RE:  MCY.COM, INC.
                   -------------

Dear Ladies and Gentlemen:

         We have acted as counsel to MCY.com, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the offering of up to 375,450 shares of common stock, par value $0.001 per share, (the "Common Stock"), to key employees, non-employee directors of, and consultants to, the Company or any parent or subsidiary of the Company upon the exercise of options which have been, or may from time to time be, granted by the Company under the Company's MCY.com, Inc. Amended and Restated 1999 Stock Incentive Plan (the "Plan"), and such additional indeterminate number of shares of Common Stock as may be issued under the anti-dilution provisions of the Plan.

         In rendering this opinion expressed below, we have examined the Amended and Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, and minutes of the corporate proceedings of the Company relating to the Plan. In addition, we have examined and relied upon such matters of law, certificates and examinations of public officials as we have deemed relevant to the rendering of this opinion. We have not examined each award agreement in respect of options granted under the Plan. We have, however, examined the form of award agreements which the Company has advised us is the form of award agreement used by it under the Plan. We have also been informed by the Company that each award agreement between the Company and option holders under the Plan is substantially in the form of the award agreement we have examined. In all of our examinations, we have assumed the accuracy of all information furnished to us, the genuineness of all documents, the conformity to originals of all documents submitted to us as certified, conformed, facsimile or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.

         Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

         Finally, we are counsel admitted to practice only in the State of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York and the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock issued pursuant to the exercise of options granted or to be granted under the Plan, when issued pursuant to the provisions of the Plan, are legally issued, fully paid and non-assessable.

         We consent to the filing of a copy of this opinion as an exhibit to the Company's Registration Statement with respect to the Plan.

                                   Very truly yours,

                                   /s/ Parker Chapin Flattau & Klimpl, LLP
                                   --------------------------------------------
                                   PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                                                    Exhibit 23.1


                         PRITCHETT, SILER & HARDY, P.C.
                          Certified Public Accountants
                               430 EAST 400 SOUTH
                           SALT LAKE CITY, UTAH 84111
                       (801) 328-2727; FAX (801) 328-1123


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the accompanying registration statement on Form S-8, of our report dated February 26, 1999, relating to the December 31, 1998 financial statements of Health Builders International, Inc., appearing in the annual report of Health Builders International, Inc. (currently known as MCY.com, Inc.) on Form 10-KSB for the year ended December 31, 1998.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
October 25, 1999

                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333- 9809) pertaining to the MCY.com, Inc. amended and restated 1999 Stock Incentive Plan of our reports dated September 17, 1999, with respect to (i) the consolidated financial statements of MCY.com, Inc. as of July 31, 1999 and for the period from January 8, 1999 (inception) through July 31, 1999 and (ii) the combined financial statements of the predecessor companies of MCY.com, Inc. as of and for the years ended December 31, 1996, 1997 and 1998 and for the periods from January 1, 1999 through July 2, 1999 and January 1, 1996 through July 2, 1999 included in MCY.com, Inc. Current Report on Form 8-KSB dated October 13, 1999, filed with the Securities and Exchange Commission.

/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP

New York, New York
October 25, 1999